PRELIMINARY COPY

                           HIGH POINT FINANCIAL CORP.
                  Proxy Solicited on Behalf of the Board of Directors
                           for Annual Meeting May 12, 1998

P        The undersigned  hereby  constitutes and appoints Bruce L. Earlin and
R        J.  Martin  Couse,  and each of them,  his true and  lawful  agents and
0        proxies  with full power of  substitution  in each,  to represent  the
X        undersigned  at the  Annual  Meeting  of  Stockholders  of High  Point
Y Financial Corp. to be held at Perona Farms, Route 517, Andover, New Jersey on Tuesday, May 12, 1998 at 4:00 p.m., and at any adjournments thereof, on all matters coming before said meeting, including the election of any person to the directorship for which a nominee named on
         the   reverse   side  is   unable  to  serve.
                                  (change of address)

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                                  (if you have written in the above space,
                                   please mark the address change box
                                   on the reverse side of this card)



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This proxy when  properly  executed  will be voted (1) FOR the  election  of the nominees of the Board of Directors; (2) FOR the proposal to approve the proposed amendment to article THIRD of the Restated Certificate of Incorporation of High Point to increase the authorized Common Stock from 5,000,000 shares to 10,000,000 shares and (3) FOR the proposal to approve the amendment of the Restated Certificate of Incorporation to delete Subsection (ii) from Article SIXTH, Paragraph B.

1.       Rhea C. Fountain, III

         Election of                FOR              WITHHELD
         Director,                  _____               _____
         Nominee for
         Term Expiring              _____               _____
         in 1999:

         George H. Guptill, Jr., Stanley A. Koza, Charles L. Lain

         Election of                FOR              WITHHELD
         Directors,                 _____               _____
         Nominees for
         Term Expiring              _____               _____
         in 2001:

For, except vote withheld from the following nominee(s):

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2.   Proposal  to  approve  the  amendment  of  the  Restated   Certificate   of
Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares.

 FOR     _____             AGAINST  _____       ABSTAIN  _____

3.   Proposal  to  approve  the  amendment  of  the  Restated   Certificate   of
Incorporation to delete Subsection (ii) from Article SIXTH, Paragraph B.

 FOR     _____             AGAINST  _____       ABSTAIN  _____


                                           Please mark, sign, date and return
                                           the proxy card promptly using the
                                           enclosed envelope. Please sign
                                           exactly as name appears hereon
                                           Joint owners should each sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such.

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                                           ---------------------------------1998
                                           (Signature(s)                 Date


                                           Will Attend               Address
                                           Annual Meeting            Change

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